DeJoya & Company                                                                                                                                                8275 So. Eastern Avenue, Suite 250
Certified Public Accountant                                                                                                                                                    Las Vegas, Nevada 89123
                                                                                                                                                                                                          702.938.0493  tel
                                                                                                                                                                                                          702.920.8049 fax

December 22, 2004

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated July 19, 2004 relating to the financial statements of Common Horizons, Inc. as of June 30, 2004 and for the period from January 28, 2004 (Inception) through June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.

Sincerely,

/s/ De Joya & Company
De Joya & Company

1